Exhibit 99.1

FOR IMMEDIATE RELEASE

INTERPARFUMS, INC. TO DEVELOP OFF-WHITE BRAND IN FRAGRANCE AND BEAUTY CATEGORY

New York, New York, December 2, 2024, Interparfums, Inc. (NASDAQ GS: IPAR) (“Interparfums” or the “Company”) today announced that its 72% owned French subsidiary, Interparfums SA, has obtained all Off-White brand names and registered trademarks for Class 3 fragrance and cosmetic products, subject to an existing license that expires on December 31, 2025, when Interparfums will begin commercial use of the fragrance brands. The two companies will build a long-term relationship to work in unison on strategies, category launches, and market initiatives.

Founded in 2012, by the late designer Virgil Abloh, Off-White is known for its high-end streetwear influences and bold approach to youth luxury. When Virgil Abloh founded Off-White, he sought to establish a brand with a universal design language that was artistic, disruptive and a reflection of concepts explored in the realm of youth culture.

Off-White is globally recognized for its:

  Conceptual and artistic dimension, viewing fashion as an art form;
  Deconstructionist aesthetic, including contrasting materials and functional details;
  Distinct and recurring brand symbols that have become icons in the fashion world, such as crossed arrows, quotation marks and the “X” logo; and
  Dedication to social and cultural causes, supporting initiatives for diversity and inclusion in the fashion sector, particularly in the field of design.

Jean Madar, Chairman & Chief Executive Officer of Interparfums noted, “Off-White blends the worlds of streetwear and luxury in a spirit of talent and inventiveness. This is a tremendous opportunity for us considering the brand’s unique positioning, not to mention Virgil Abloh’s impressive creative legacy. This brand will help us explore new openings for fragrances in the luxury sector.”

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About Interparfums, Inc.:

Operating in the global fragrance business since 1982, Interparfums, Inc. produces and distributes a wide array of prestige fragrance and fragrance related products under license agreements with brand owners. The Company manages its business in two operating segments, European based operations, through its 72% owned subsidiary, Interparfums SA, and United States based operations, through wholly owned subsidiaries in the United States and Italy.

The portfolio of prestige brands includes Abercrombie & Fitch, Anna Sui, Boucheron, Coach, Donna Karan/DKNY, Emanuel Ungaro, Ferragamo, Graff, GUESS, Hollister, Jimmy Choo, Karl Lagerfeld, Kate Spade, Lacoste, MCM, Moncler, Montblanc, Oscar de la Renta, Roberto Cavalli, and Van Cleef & Arpels, whose products are distributed in over 120 countries around the world through an extensive and diverse network of distributors. Interparfums, Inc. is also the registered owner of several trademarks including Lanvin and Rochas.

Forward-Looking Statements:

Statements in this release which are not historical in nature are forward-looking statements. Although we believe that our plans, intentions, and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. In some cases, you can identify forward-looking statements by forward-looking words such as "anticipate, "believe", "could", "estimate", "expect", "intend", "may", "should", "will", and "would" or similar words. You should not rely on forward-looking statements, because actual events or results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, the risks and uncertainties discussed under the headings “Forward Looking Statements” and "Risk Factors" in Interparfums' annual report on Form 10-K for the fiscal year ended December 31, 2023, and the reports Interparfums files from time to time with the Securities and Exchange Commission. Interparfums does not intend to and undertakes no duty to update the information contained in this press release.

Contact Information:

Interparfums, Inc. Michel Atwood Chief Financial Officer (212) 983-2640 www.interparfumsinc.com	or	The Equity Group Inc. Karin Daly Investor Relations Counsel (212) 836-9623 / kdaly@equityny.com www.theequitygroup.com